SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                       First Niagara Financial Group, Inc.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                         Lockport, New York 14095-0514

                                  April 2, 2004

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First Niagara Financial Group, Inc. (the "Company"). Our Annual Meeting will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 4, 2004 at 10:00 a.m.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

     The business to be conducted at the Annual Meeting consists of the election of four directors and the ratification of the appointment of independent auditors for the year ending December 31, 2004. The Board of Directors of the Company unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors.

     On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

                                       Sincerely,

                                       /s/ Paul J. Kolkmeyer
                                       Paul J. Kolkmeyer
                                       President and Chief Executive Officer

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On May 4, 2004

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of First Niagara Financial Group, Inc. (the "Company") will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 4, 2004 at 10:00 a.m., Eastern Daylight Time.

     A proxy statement and proxy card for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

     1.   The election of four directors; and

     2. The ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2004; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Stockholders of record at the close of business on March 10, 2004 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 6950 South Transit Road, Lockport, New York for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                             By Order of the Board of Directors

                                             /s/ Robert N. Murphy
Lockport, New York                           Robert N. Murphy
April 2, 2004                                Corporate Secretary

--------------------------------------------------------------------------------
THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. STOCKHOLDERS CAN ALSO VOTE SHARES OVER THE INTERNET OR BY TELEPHONE. INTERNET AND TELEPHONE VOTING INSTRUCTIONS ARE ENCLOSED.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                         Lockport, New York 14095-0514
                                 (716) 625-7500

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 4, 2004

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of First Niagara Financial Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 4, 2004, at 10:00 a.m., Eastern Daylight Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 7, 2004.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" Proposal 1 and Proposal 2, as set forth in this proxy statement for consideration at the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to the Corporate Secretary of the Company, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your broker or record holder to vote in person at the Annual Meeting.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------

     Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") as of the close of business on March 10, 2004 (the "Record Date") are entitled to one vote for each share held, except as described below. As of the Record Date, the Company had 84,046,949 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

     As to the election of directors, the proxy card being provided by the Board enables a stockholder to vote "FOR" the election of the four nominees proposed by the Board, or to "WITHHOLD AUTHORITY" to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

     As to the ratification of KPMG LLP ("KPMG") as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."

     Proxies solicited hereby will be returned to Mellon Investor Services, LLC, Transfer Agent for the Company, and will be tabulated by inspectors of election designated by the Board.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of March 10, 2004, the shares of Common Stock beneficially owned by persons who beneficially own more than five percent of the Company's issued and outstanding shares of Common Stock:

                                                      Amount of Shares
            Name and Address                        Owned and Nature of                  Percent of Shares of
          of Beneficial Owners                      Beneficial Ownership               Common Stock Outstanding
----------------------------------------  ---------------------------------------  ---------------------------------

First Niagara Financial Group
  Employee Stock Ownership Plan
6950 South Transit Road
Lockport, NY 14094                                      4,762,903                                5.67%

Private Capital Management
8889 Pelican Bay Boulevard
Naples, FL 34108                                        4,476,117(1)                             5.33%(1)

-----------------------------
(1) Based on a Schedule 13G filed by Private Capital Management with the SEC on February 13, 2004.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Company's Board currently consists of thirteen (13) members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Four Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board has nominated Gordon P. Assad, John J. Bisgrove, Jr., Daniel W. Judge and Louise Woerner for election as Directors, each of whom has agreed to serve as a director if so elected.

     The following table sets forth certain information, as of March 10, 2004, regarding the Board, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may recommend. At this time, the Board knows of no reason why the nominees would be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                     NOMINEES LISTED IN THIS PROXY STATEMENT


                                                                                                        Percent
                              Position (s) held            Director    Expiration       Beneficial         of
          Names                with the Company      Age   Since(1)      of Term       Ownership(2)      Class
------------------------  ------------------------- ----- ----------  ------------  ----------------  -----------
                                                    NOMINEES

Gordon P. Assad                    Director          55      1995         2007          138,046(3)         *
John J. Bisgrove, Jr.              Director          64      2000         2007           57,384(4)         *
Daniel W. Judge                    Director          61      1992         2007          164,279(3)         *
Louise Woerner                     Director          61      2002         2007           28,987(5)         *

                                         DIRECTORS CONTINUING IN OFFICE

Robert G. Weber                    Chairman          66      1996         2005          185,986(3)         *
Paul J. Kolkmeyer            President and Chief     51      2003         2006          523,063(6)         *
                              Executive Officer
G. Thomas Bowers                   Director          60      2003         2005           67,324(7)         *
James W. Currie                    Director          62      1987         2005          178,117(8)         *
Daniel J. Hogarty, Jr.             Director          64      2004         2006          333,915(9)         *
B. Thomas Mancuso                  Director          48      1990         2005          132,832(3)         *
James Miklinski                    Director          60      1996         2006          188,324(3)         *
Sharon D. Randaccio                Director          49      2002         2006           26,987(5)         *
David M. Zebro                     Director          53      2002         2006           35,487(5)         *

                                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

John R. Koelmel                 Executive Vice       51       N/A          N/A           28,000(10)        *
                             President and Chief
                              Financial Officer
G. Gary Berner                  Executive Vice       56       N/A          N/A          316,784(11)        *
                                  President
Kathleen P. Monti               Executive Vice       55       N/A          N/A          322,151(12)        *
                                  President
David J. Nasca                  Executive Vice       46       N/A          N/A          125,576(13)        *
                                  President
Daniel E. Cantara           Senior Vice President    44       N/A          N/A           91,909(14)        *
Daniel A. Dintino, Jr.      Senior Vice President    41       N/A          N/A          112,830(15)        *
Frank J. Polino             Senior Vice President    44       N/A          N/A          129,619(16)        *

     All directors and executive officers as a group (20 persons)                     3,187,600(17)(18)  3.73%

----------------------------------
*    Less than 1%
(1) Includes initial appointment to the Board of Directors of First Niagara Bank, formerly Lockport Savings Bank.
(2) Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported.
(3) Includes 80,929 shares subject to options that are currently exercisable, and 11,853 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(4) Includes 20,709 shares subject to options that are currently exercisable, and 11,828 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(5) Includes 6,467 shares subject to options that are currently exercisable, and 12,347 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(6) Includes 268,257 shares subject to options which are currently exercisable, and 67,495 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(7) Includes 8,200 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(8) Includes 40,929 shares subject to options that are currently exercisable, and 11,853 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(9) Includes 6,565 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(10) Includes 20,000 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(11) Includes 189,838 shares subject to options that are currently exercisable, and 27,413 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(12) Includes 191,265 shares subject to options that are currently exercisable, and 25,488 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(13) Includes 35,950 shares subject to options that are currently exercisable and 14,674 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(14) Includes 36,405 shares subject to options that are currently exercisable, and 32,808 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(15) Includes 55,959 shares subject to options that are currently exercisable, and 26,025 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(16) Includes 57,491 shares subject to options that are currently exercisable, and 35,975 shares granted under the Restricted Stock Plan, which are subject to future vesting, but as to which voting may currently be directed.
(17) Includes 1,320,849 shares subject to options that are currently exercisable.
(18) Includes 51,977 shares of Common Stock allocated to the accounts of executive officers under the Employee Stock Ownership Plan ("ESOP") and excludes the remaining 4,710,926 shares of Common Stock, or 5.61% of the shares of Common Stock outstanding, owned by the ESOP for the benefit of the employees. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares.

Directors and Executive Officers

     The business experience for the past five years of each of the Company's directors and executive officers is as follows:

     Gordon P. Assad is the President and Chief Executive Officer of Erie & Niagara Insurance Association.

     John J. Bisgrove, Jr. is the retired Chairman of Red Star Express Lines. Mr. Bisgrove was elected to the Board upon completion of the merger between the Company and Iroquois Bancorp, Inc. in November 2000 where he had been a Director.

     G. Thomas Bowers was elected to the Board in January 2003 upon completion of the merger between the Company and Finger Lakes Bancorp, Inc. where he had been Chairman, President and Chief Executive Officer.

     James W. Currie is the President of Ag Pak, Inc., a manufacturer of produce packaging machines.

     Daniel J. Hogarty, Jr. was elected Vice-Chairman of the Board in January 2004 upon completion of the merger between the Company and Troy Financial Corporation where he had been Chairman, President and Chief Executive Officer.

     Daniel W. Judge is the President of Dansam, Inc., a business management services firm.

     Paul J. Kolkmeyer was elected President and Chief Executive Officer and Director in December 2003. From June 2002 to December 2003, he served as Executive Vice President and Chief Operating Officer/Chief Financial Officer. He joined First Niagara Bank in 1990 and has held a variety of senior management positions with the Company since that time.

     B. Thomas Mancuso is the President of Mancuso Business Development Group, a real estate and business development company.

     James Miklinski is the General Manager of Niagara Milk Cooperative, Inc.

     Sharon D. Randaccio is the President of Performance Management Partners, Inc., a provider of human resource services.

     Robert G. Weber has been Chairman of the Board since August 2003. He is a retired Buffalo Office Managing Partner of KPMG.

     Louise Woerner is the Chairman and Chief Executive Officer of Health Care Resources, a home healthcare agency and health research and consulting firm.

     David M. Zebro is a Principal of Strategic Investments & Holdings, Inc., a holding company that purchases and manages operating companies.

     Executive Officers Who are Not Directors

     G. Gary Berner has been Executive Vice President and Chief Lending Officer since February 2001. From January 1992 to February 2001, he served as Senior Vice President and Chief Lending Officer.

     John R. Koelmel has been Executive Vice President and Chief Financial Officer since January 2004. He served as a private consultant from July 2002 to January 2004 and as Chief Administrative Officer for Financial Institutions, Inc., a $2.2 billion asset community bank located in Warsaw, N.Y., from July 2000 to July 2002. Prior to that he was the Managing Partner of the KPMG Buffalo Office.

     Kathleen P. Monti has been Executive Vice President and Chief Administrative Officer since February 2001. She served as Executive Vice President of Human Resources and Administration from April 1999 to February 2001. From October 1995 to April 1999 Ms. Monti served as Senior Vice President of Human Resources.

     David J. Nasca has been Executive Vice President of Consumer Banking and Central New York Regional Executive since June 2002. From November of 2000 to June 2002, he served as the President and Chief Executive Officer of Cayuga Bank, a wholly-owned subsidiary of the Company which merged into First Niagara Bank in November 2002. From May 1994 to November 2000 he served as Senior Vice President and Treasurer of First Niagara Bank.

     Daniel E. Cantara has been Senior Vice President and Chief Financial Services Officer since June 2001. Prior to that, he was a partner in Chiampou, Cantara, Travis & Dansa, a Western New York public accounting firm where he served for 11 years.

     Daniel A. Dintino, Jr. has been Senior Vice President of Corporate Development since June 2002. He served as Senior Vice President and Chief Financial Officer from October 2000 to June 2002. From 1999 to October 2000, he was Senior Vice President - Performance Management at HSBC Bank (USA). Prior to 1999, he served as Senior Vice President - Mortgage Operations at HSBC Mortgage Corporation.

     Frank J. Polino has been Senior Vice President and Chief Information Officer since February 2001. He served as Vice President of Information Technology from March 1999 to February 2001. Prior to joining First Niagara Bank, he was a Business Development Manager for IKON Technology Services, Inc. and Unisys Corporation.

Compensation of Directors

     Fees. For 2003, Directors of the Company received an annual retainer fee of $10,000 ($13,000 for the Chairman) plus a fee of $700 per board meeting attended and $400 per committee meeting attended ($500 for the Chairman). For 2003, Directors of First Niagara Bank received an annual retainer fee of $8,000 ($10,000 for the Chairman), plus a fee of $700 per board meeting attended and $400 per committee meeting attended ($500 for the Chairman).

     For 2004, Directors of the Company will receive an annual retainer fee of $15,000 ($25,000 for the Chairman) plus a fee of $1,000 per board meeting attended and $1,000 per Audit and Compensation Committee meeting attended ($1,500 for the Chairman). For all other committees of the Company, Directors will receive a fee of $500 per meeting attended ($750 for the Chairman). For 2004, Directors of First Niagara Bank will receive an annual retainer fee of $8,000 ($10,000 for the Chairman), plus a fee of $700 per board meeting attended and $500 per committee meeting attended ($750 for the Chairman). Directors who are also employees are not eligible to receive board fees. All retainer and meeting fees are paid in cash and are eligible for deferral under the Directors' Deferred Fees Plan.

     Deferred Fees Plan. The Directors' Deferred Fees Plan ("Deferred Fee Plan") is a non-qualified compensation plan, which a Director can defer up to 100% of his or her annual retainer and meeting fees earned during a calendar year. All amounts deferred by a Director are fully vested at all times. Amounts credited to a deferred fee account may be invested in equity securities, fixed income securities, money market accounts, or cash, at the sole discretion of the Company. Upon cessation of a Director's service, the Company will pay the Director the amounts credited to his or her account. The amounts will be paid in a number of substantially equal annual installments, as selected by the Director at the time the deferral is made.

     If a Director dies before all payments have been made, the remaining payments will be made to the Director's designated beneficiary. In the event of a Director's death prior to the commencement of benefits, the Company will pay the Director's beneficiary the amounts credited to the benefit of the Director under the Deferred Fees Plan, in a single lump sum payment or in a number of substantially equal annual installments as elected by the Director at the time the election to defer was made. In the event of an unforeseeable emergency that will result in a severe financial hardship, the Director may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid, as applicable.

     Stock Benefit Plans. Directors are eligible to participate in the stock benefit plans of the Company and have received awards of stock options and restricted stock. On January 16, 2004, Mr. Hogarty was granted a non-qualified option to purchase 19,700 shares of common stock and an award of 6,565 shares of restricted stock. On July 29, 2003, Mr. Bowers was granted a non-qualified option to purchase 18,500 shares of common stock and an award of 6,200 shares of restricted stock. On May 21, 2003 each outside director was granted a non-qualified stock option to purchase 6,000 shares of common stock and an award of 2,000 shares of restricted stock. All stock options vest in 25% increments over a four-year period and the restricted stock awards vest in 20% increments over a five-year period. The stock options and restricted stock become immediately exercisable upon the director's normal retirement, death or disability or upon change in control of the Company.

Board Independence

     The Board has determined that, except as to Messrs. Kolkmeyer and Hogarty, each member of the Board is an "independent director" within the meaning of the Nasdaq corporate governance listing standards and the Company's corporate governance policies. Mr. Kolkmeyer is not considered independent because he is an executive officer of the Company. Mr. Hogarty is not considered independent because he was an executive officer of Troy Financial Corporation, which was acquired by the Company in January 2004.

Board Meetings and Committees

     The Board meets monthly, or more often as may be necessary. The Board has four standing committees: Executive Committee; Governance/Nominating Committee; Audit Committee; and Compensation Committee. The Board met fifteen times during 2003. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during 2003, including Board and committee meetings of First Niagara Bank. Executive sessions of the Directors are held during each regularly scheduled Board meeting. Effective December 2003, the Company adopted a policy requiring Board attendance at the annual meeting of stockholders.

     The Executive Committee. The Executive Committee generally has the power and authority to act on behalf of the Board while it is not in session, except as otherwise provided by law and subject at all times to the direction of the Board. The Executive Committee is comprised of Messrs. Weber (Chairman), Judge (Vice Chairman), Assad, Bowers, Miklinski and Kolkmeyer, and met three times during 2003.

     The Governance/Nominating Committee. The Governance/Nominating Committee consists of Messrs. Miklinski (Chairman), Assad, Bisgrove, Judge, and Weber. Each member of the Governance/Nominating Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The Board has adopted a written charter for the Governance/Nominating Committee, which is available on the Company's website at www.fnfg.com. The Governance/Nominating Committee met four times during 2003. The functions of the Governance/Nominating Committee include the following:

     o identifying, evaluating and recommending qualified Director nominees for stockholder approval;

     o adopting procedures for Director nominee recommendations by stockholders;

     o reviewing and monitoring compliance with Nasdaq corporate governance listing standards for independence;

     o reviewing the committee structure and making recommendations to the Board for committee membership;

     o    recommending to the Board corporate governance guidelines; and

     o recommending a self evaluation process for the Board and its committees.

     The Audit Committee. The Audit Committee consists of Messrs. Currie (Chairman), Miklinski, Weber and Zebro and Ms. Woerner. Each member of the Audit Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

     o reviewing quarterly and annual reports filed with the SEC, earnings press releases and other financial releases;

     o reviewing the internal audit function, its audit plan and the performance of the internal auditor;

     o appointing, overseeing and evaluating the independent auditors, including approval of all audit and non-audit services to be performed;

     o consulting with the independent auditors and internal auditor about internal controls, completeness, and accuracy of the financial statements and the appropriateness of accounting principles applied in the financial reporting;

     o reviewing the integrity of the financial reporting processes, both internal and external, in consultation with the independent auditors and the internal auditor;

     o following completion of the audit, reviewing with the independent auditors the results of the audit and their recommendations;

     o reviewing legal matters that could have a significant impact on the financial statements; and

     o establishing procedures and reviewing submissions of concerns regarding accounting, internal controls or auditing matters.

     The Audit Committee met four times during 2003. The Audit Committee reports to the Board on its activities and findings. The Board believes that Mr. Weber qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC.

     The Compensation Committee. The Compensation Committee is responsible for recommending to the Board the compensation of the Chief Executive Officer and senior management, reviewing and administering overall compensation policy, reviewing performance measures and goals, administering stock-based compensation plans, approving benefit programs, establishing compensation of Directors and other matters of personnel policy and practice. The Board has adopted a written charter for the Compensation Committee, which is available on the Company's website at www.fnfg.com. Messrs. Judge (Chairman), Bisgrove, Mancuso and Weber and Ms. Randaccio comprise the current membership of the Compensation Committee. Each member of the Compensation Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards. The Compensation Committee met eleven times during 2003. The report of the Compensation Committee is included elsewhere in this proxy statement.

Board Nominations

     The Governance/Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for Director candidates from all Board members. In addition, the Committee is authorized by its charter, subject to prior approval from the Board, to engage a third party to assist in the identification of Director nominees. The

Governance/Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

     o has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;

     o has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

     o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

     o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

     o is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

     o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

     The Governance/Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under the rules of the Nasdaq, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee financial expert.

     Procedures for the Consideration of Board Candidates Submitted by Stockholders. The Governance/Nominating Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. If a determination is made that an additional candidate is needed for the Board, the Governance/Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of candidates for Director by writing to the Chairman of the Governance/Nominating Committee, at First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514. The Chairman of the Governance/Nominating Committee must receive a submission not less than ninety days prior to the date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

     o a statement that the writer is a stockholder and is proposing a candidate for consideration by the Governance/Nominating Committee;

     o the qualifications of the candidate and why this candidate is being proposed;

     o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

     o    a statement of the candidate's business and educational experience;

     o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

     o a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

     o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Advance Notice Of Business To Be Conducted at an Annual Meeting."

Stockholder Communications with the Board

     A stockholder of the Company who wants to communicate with the Board or with any individual Director can write to the Chairman of the Governance/Nominating Committee, First Niagara Financial Group, Inc., 6950 South Transit Road, P.O. Box 514, Lockport, New York, 14095-0514. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chairman will:

     o    forward the communication to the Director(s) to whom it is addressed;

     o handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

     o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

     At each Board meeting, the Chairman of the Governance/Nominating Committee shall present a summary of all communications received since the last meeting and make those communications available to the Directors upon request.

Code of Ethics

     The Company has adopted a code of ethics that is applicable to the senior financial officers of the Company, including the Company's Chief Executive Officer, Chief Financial Officer, Corporate Controller and other officers as deemed appropriate by the Company as defined in the Code of Ethics. The Code of Ethics is available on the Company's website at www.fnfg.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

The Audit Committee Report

     The Audit Committee operates under a written charter adopted by the Board. A copy of the charter of the Audit Committee is available on the Company's website at www.fnfg.com and is included as Attachment A to this proxy statement.

     Management has the primary responsibility for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion thereon. The Audit Committee's responsibility is to monitor and oversee these processes. As part of its ongoing activities, the Audit Committee has:

     o reviewed and discussed with management, and the independent auditors, the Company's audited consolidated financial statements for the year ended December 31, 2003;

     o discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

     o received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and be filed with the SEC. In addition, the Audit Committee appointed KPMG as the Company's independent auditors for the year ending December 31, 2004, subject to the ratification of this appointment by the stockholders.

                               The Audit Committee

                           James W. Currie (Chairman)
                      James Miklinski           Robert G. Weber
                      Louise Woerner            David M. Zebro

Report of the Compensation Committee on Executive Compensation

     In keeping with the principles of best practices, the Compensation Committee has adopted the Compensation Committee Charter. The Charter specifies that the role of the Committee is to provide an oversight review of the compensation plans for all employees and to establish the compensation programs for the executive officers. The Charter also specifies that the Committee will be composed only of non-employee Directors who meet the Nasdaq independence requirements. The responsibilities of the Committee under the Charter include, among other things, the following:

     o    establishing the compensation and benefits philosophy and strategy;

     o determining the compensation program for the Chief Executive Officer and reviewing and approving the program for other executive officers, including setting goals, evaluating performance and approving salary, bonus and stock awards;

     o    recommending a compensation program for the Board;

     o    approving all stock option and restricted stock awards; and

     o retaining a compensation consulting firm to assist in the evaluation of Board, Chief Executive Officer and other executive officer compensation, including comparison to peer group companies.

     It is intended that the executive compensation program will enable the Company to attract, develop and retain talented executive officers who are capable of maximizing the Company's performance for the benefit of the stockholders. The Committee has adopted a compensation strategy that seeks to provide competitive, performance based compensation that is strongly aligned with the financial and stock performance of the Company. The compensation program has four components: base salary, short-term annual incentives, long-term incentives and employee benefits.

     Base salary and changes to base salary reflect a variety of factors, including the results of the independent review of the competitiveness of the total compensation program, contribution to the long-term goals of the Company, results of operations, the Company's image, work environment and performance targets. Each of the named executive officers is a party to an employment agreement providing for a minimum base salary, which may be increased, but not decreased. Payments under the overall annual incentive plan (the management incentive plan, or "MIP") are determined based upon the Company's return on equity performance. Individual payments are a function of the Company's financial performance and the performance of the individual executive. The Committee believes that this funding formula provides a direct link between the Company's financial performance and the Executive's actual compensation. The range in incentive opportunities under the MIP for executives and all other officers reflect opportunities that approximate or exceed the median of those provided for similar positions by similarly situated financial services companies.

     On May 18, 1999, the Company's stockholders adopted the Option Plan and Recognition and Retention Plan for outside directors, executives and other employees. In addition, on May 7, 2002, the Company's stockholders approved the Long-Term Incentive Stock Benefit Plan for outside directors, executives and other employees. In accordance with these plans, awards of stock options and restricted stock were made to executive officers during 2003. The options are first exercisable generally at the rate of 25% per year over a four-year period and the stock grants generally vest at the rate of 20% per year over a five-year period. The Committee believes that long-term incentives are the most effective way of aligning executive compensation with the creation of value for the stockholders through stock appreciation. Stock options and restricted stock awards were allocated by the Committee based upon the executive officer's level of responsibility and contributions to the Company. Future awards will be dependent on the Company and individual performance, as well as competitive market conditions.

     In 2003, an independent review of the total compensation of the executive group was conducted by a nationally recognized compensation consulting firm. Compensation levels were compared to other comparably situated publicly traded regional banking and financial services companies in the Northeast and Midwest markets, in the $3.0 billion to $8.4 billion range, with a median asset size of $4.8 billion. The review determined that base salaries and the combination of base salaries, cash incentives and equity compensation of the executive group are within the competitive target range of similarly situated banking and financial services companies.

     As a result of Mr. Kolkmeyer's election as President and Chief Executive Officer on December 1, 2003, his base salary was established at $360,000. For 2003, he was provided a cash incentive of $123,705, under the terms of the MIP. During 2003, and as identified in the Summary Compensation Table, Mr. Kolkmeyer was granted 119,300 stock options and 36,300 stock grants. The Compensation Committee determined these awards based on a study of other comparable institutions, its philosophy on the importance of emphasizing equity participation, his election as President and Chief Executive Officer and its evaluation of his long-term contribution to the Company's performance. The Committee took these actions to recognize his increased responsibilities and his ability to lead the ongoing transition and future direction of the Company.

     In making determinations as to Mr. Swan's compensation, the Committee operated under the terms of the previously disclosed employment agreement between Mr. Swan and the Company in effect prior to his death. Mr. Swan's base salary was $410,000 in 2003, of which $286,500 was paid through August 2003, and his surviving spouse was provided a pro-rata cash incentive payment of $139,945 for the period through August 2003, under the terms of the MIP. In May 2003, and as identified in the Summary Compensation Table, Mr. Swan was granted 35,200 stock options and 11,600 stock grants.


                           The Compensation Committee

                           Daniel W. Judge (Chairman)
             John J. Bisgrove, Jr.              B. Thomas Mancuso
             Sharon D. Randaccio                Robert G. Weber

Executive Compensation

     The following table sets forth certain information as to the total remuneration paid to the Chief Executive Officers and the four most highly compensated executive officers who earned over $100,000 in salary and bonus (the "Named Executive Officers") in 2003.


                                           Annual Compensation                      Long-Term Compensation
                            ------------------------------------------------   --------------------------------
                                                                                        Awards            Payouts
                                                                               ------------------------  ---------
                              Year                                              Restricted
         Name and             Ended                            Other Annual       Stock       Options/     LTIP       All Other
    Principal Position        12/31      Salary     Bonus(2)  Compensation(3)   Awards(4)      SARS(#)    Payouts   Compensation(5)
-------------------------   ---------  ----------- ---------  ---------------  -----------  -----------  ---------  ---------------

William E. Swan
  Chairman, President, and    2003     $ 286,500   $ 139,945       --            $ 154,048      35,200       --        $ 15,252
  Chief Executive Officer(1)  2002       365,000     291,268       --              218,468      38,264       --          56,302
                              2001       345,000      71,014       --                   --      38,802       --          50,719

Paul J. Kolkmeyer
  President and               2003     $ 287,800   $ 123,705       --            $ 525,864     119,300       --        $ 30,860
  Chief Executive Officer(1)  2002       228,000     184,674       --               92,014      15,536       --          31,197
                              2001       215,000      47,626       --                   --      20,694       --          27,380

G. Gary Berner                2003     $ 200,500   $  67,196       --            $  53,120      12,400       --        $ 30,053
  Executive Vice President    2002       178,000     108,356       --               69,054      10,730       --          31,750
                              2001       166,097      38,275       --               18,900      26,514       --          48,626

Kathleen P. Monti             2003     $ 184,700   $  80,684       --            $  49,136      11,400       --        $ 22,926
  Executive Vice President    2002       161,000     105,747       --               64,221       9,705       --          44,239
                              2001       151,000      34,532       --                   --      12,934       --          40,656

David J. Nasca                2003     $ 193,600   $  52,974       --            $  50,464      12,000       --        $ 14,450
  Executive Vice President    2002       182,000      96,647       --               45,466       9,540       --          13,414
                              2001       175,000      46,023       --                   --      13,257       --          10,974

Daniel E. Cantara             2003     $ 170,000   $  49,036       --            $  43,824       9,800       --        $ 13,119
  Senior Vice President(6)    2002       153,000      74,075       --               34,288      39,552       --          11,994
                              2001        72,115          --       --              321,899      58,203       --           2,867


-----------------------
(1) Mr. Kolkmeyer was named interim President and Chief Executive Officer of the Company upon the death of Mr. Swan in August 2003. Mr. Kolkmeyer was named President and Chief Executive Officer of the Company, and a member of the Board in December 2003.
(2) Includes payments under First Niagara Bank's MIP and other discretionary payments.
(3) First Niagara Bank also provides certain members of senior management with the use of an automobile, club membership dues, and certain other personal benefits. The aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.
(4) Amounts reported in this column represent the fair value of the restricted stock awards at the date of the grant. Awards generally vest over a five-year period. Dividends paid with respect to all shares awarded are paid to the recipient of the award. At December 31, 2003, an aggregate of 167,878 shares of unvested restricted stock were held by the Named Executive Officers, with an aggregate market value of $2,513,134.
(5) Includes the following: First Niagara Bank's contributions pursuant to the 401(k) Plan of $10,000, $10,000, $9,277, $8,616, $7,535 and $9,988 with respect to Messrs. Swan, Kolkmeyer, Berner, Nasca, Cantara and Ms. Monti, respectively; income imputed on group term life insurance in excess of $50,000 per employee of $1,175, $554, $597, $579, $329 and $560 with respect to Messrs. Swan, Kolkmeyer, Berner, Nasca, Cantara and Ms. Monti, respectively; $5,255 for Messrs. Kolkmeyer, Berner, Nasca and Cantara; $4,077 for Mr. Swan and $600 for Ms. Monti, respectively, relating to medical insurance premiums; and for Messrs. Kolkmeyer, Berner and Ms. Monti, $15,051, $14,924, and $11,778, respectively, under the Company's deferred compensation plan.
(6)  Mr. Cantara joined the Company in June 2001.

     Employment Agreements. The Company has entered into employment agreements with each of Messrs. Kolkmeyer, Koelmel, Berner, Nasca, Cantara, Dintino and Polino and Ms. Monti. The employment agreements have terms ranging from twelve to thirty-six months (36 months for Mr. Kolkmeyer; 24 months for Messrs. Berner and Nasca and Ms. Monti; 12 months for Messrs. Koelmel, Cantara, Dintino, and Polino). On each anniversary date, an employment agreement may be extended for an additional twelve months, so that the remaining term shall be from twelve to thirty-six months. If the agreement is not renewed, the agreement will expire at the end of its term. Under the employment agreements, the 2004 base salary for Messrs. Kolkmeyer, Koelmel, Berner, Nasca, Cantara, Dintino and Polino and for Ms. Monti is $360,000, $200,000, $203,000, $190,000, $171,000, $164,000,
$162,000 and $190,000, respectively. The base salary may be increased but not decreased. The employment agreements also provide that the executive is entitled to participate in an equitable manner with other executive officers in discretionary bonuses declared by the Board. In addition to base salary and bonus, the employment agreements provide for, among other things, participation in health and medical benefit plans, retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination by the Company for cause at any time and termination for any reason upon a 30-day notice. The executive may terminate his employment for good reason or absent good reason by providing a 30-day notice to the Company. Good reason includes
(i) a significant reduction in the scope of the executive's duties, (ii) removal or failure to re-elect the executive to his or her present position, (iii) a requirement that, in the executive's judgment, would necessitate a relocation of his or her residence outside of 100 miles of the Lockport, New York area, or
(iv) a material breach of the employment agreement that cannot be cured within 30 days of the executive's notice of the breach to the Company.

     In the event of the executive's termination of employment for good reason or the Company's termination of the executive's employment for any reason other than cause Mr. Kolkmeyer will receive his salary, health and medical benefits for a period of 36 months (24 months for Messrs. Berner and Nasca and Ms. Monti; 12 months for Messrs. Koelmel, Cantara, Dintino, and Polino). The executives will also be entitled to payment of a cash bonus equal to the prior three-year average annual bonus divided by 12, payable for 36 months to Mr. Kolkmeyer (24 months for Messrs. Berner, Nasca, and Ms. Monti; 12 months for Messrs. Koelmel, Cantara, Dintino and Polino), and payment of accrued but unused vacation. If the executive dies after termination, the remaining payments will be made to the executive's spouse, if surviving, or his or her estate. The executive will be entitled to the same benefits, payable in a lump sum, in the event he or she is terminated without cause within 12 months following a change in control or terminates employment for good reason within 12 months following a change in control. Fringe benefits will be reduced in the event similar fringe benefits are provided by a subsequent employer of the executive.

     Upon termination of employment by the executive absent good reason or termination by the Company for cause, the executive will receive his or her salary and fringe benefits, but no bonus, through the executive's termination date, and payment of his or her accrued but unused vacation.

     In the event of disability, the executive will be entitled to the executive's salary for the greater of the remaining term of the agreement or 6 months, reduced by any disability insurance payments, a pro-rata bonus for the year in which the disability begins, fringe benefits, and payment of accrued but unused vacation.

     If the executive dies, the executive's spouse, if surviving, or if not, the executive's estate will be entitled to payment of the executive's salary through the end of the calendar month in which the executive died, payment of a pro-rata bonus for the year in which the executive died, and payment of his or her accrued but unused vacation.

     Deferred Compensation Plan. The Company has a deferred compensation plan for the benefit of certain senior executives that it has designated to participate in the plan. Under the plan, the Company annually credits an executive's deferred compensation account with an amount determined in the sole discretion of the Board. The amounts credited to the executive's deferred compensation account are annually credited with earnings, at a rate determined in the sole discretion of the Board. An executive will vest in earnings credited to his or her account at the rate of 20% per year, beginning in the sixth year of participation until the executive is fully vested after 10 years of participation. For these purposes, an executive's years of participation will be equal to the executive's number of whole years of employment with the Company measured from the date that an executive becomes a participant under the plan. Notwithstanding the above, an executive shall be fully vested in his or her deferred compensation account upon attaining age 60 with five years of participation or in the event of a change in control of the Company. Benefits are payable to the executive in fifteen substantially equal annual payments commencing (i) 30 days after the executive has attained age 60, or (ii) 30 days after the executive terminates employment, if after age 60, or due to disability. In the event of the executive's death after benefits commence, the Company will pay the remaining benefits to the executive's beneficiary over the remainder of the payment term. In the event of the executive's death after termination of employment but prior to commencement of benefit payments, the Company will pay the executive's benefit to the executive's beneficiary in fifteen substantially equal annual payments commencing within 30 days of the executive's death. In the event of the executive's death prior to termination of employment, the executive will forfeit all benefits under the plan. In the event of an unforeseeable emergency which will result in a severe financial hardship, the executive may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid to him, as applicable.

     Messrs. Kolkmeyer, Berner and Ms. Monti are participants in the non-qualified plan. For the year ended December 31, 2003, Messrs. Kolkmeyer, Berner and Ms. Monti had $15,051, $14,924, and $11,778, respectively, credited to their deferred compensation accounts.

     Defined Benefit Pension Plan. The Company maintains a qualified, tax-exempt defined benefit pension plan (the "retirement plan"). As of February 1, 2002, the Company has frozen the retirement plan. Effective on or after February 1, 2002, no employees are permitted to commence or recommence participation in the retirement plan, no further benefits will accrue to any current participants in the retirement plan and future compensation will not be considered in determining benefits.

     On January 1, 2001 the retirement plan was amended to change the formula for calculating benefits and to include employees of certain affiliates as eligible participants. The benefit formula was changed to 30% of the average annual earnings, multiplied by a fraction determined as follows: the number of years of credited service to the date of termination divided by the greater of
(i) 25 years or (ii) the total number of years of credited service to a participant's normal retirement date. The benefit formula prior to amendment was as follows: 2% of average annual earnings, multiplied by credited service prior to April 1, 1998 plus 1.25% of average annual earnings, multiplied by credited service after April 1, 1998. Total credited service under the prior formula was limited to 30 years. Participants in the retirement plan who continued in active employment on or after January 1, 2001 will have a normal retirement benefit that is not less than the benefit under the prior formula, disregarding any service on or after January 1, 2001.

     In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th year of participation in the retirement plan), the retirement plan is designed to provide a single life annuity. With respect to married participants, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, or an annuity payable for a period certain and life. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. Retirement benefits are also payable upon retirement due to early or late retirement or death. A reduced benefit is payable upon early retirement at age 60, at or after age 55 and the completion of 20 years of vested service, or after completion of 30 years of vested service. Upon termination of employment other than as specified above, a participant who has five years of credited service after age 18 is eligible to receive his or her accrued benefit commencing, generally, on his or her normal retirement date.

     The Company contributes each year, if necessary, an amount to the retirement plan to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the plan year ended September 30, 2003, a $3.7 million contribution was made to the retirement plan. At September 30, 2003, the market value of the retirement plan trust fund equaled approximately $14.7 million.

     The following table indicates the annual retirement benefit that would be payable from the retirement plan under the amended benefit formula upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity for the average annual earnings and years of credited service specified below.

====================================================================================================
                                  Years of Credited Service and Benefits Payable at Retirement
      Final Average         ------------------------------------------------------------------------
     Annual Earnings                 15              20                25               30
====================================================================================================
        $50,000                    $9,000          $12,000          $15,000          $15,000
        $75,000                   $13,500          $18,000          $22,500          $22,500
       $100,000                   $18,000          $24,000          $30,000          $30,000
       $125,000                   $22,500          $30,000          $37,500          $37,500
       $150,000                   $27,000          $36,000          $45,000          $45,000
       $200,000 & Above           $36,000          $48,000          $60,000          $60,000
====================================================================================================

     As of February 1, 2002, when credited service was frozen, Messrs. Swan, Kolkmeyer, Berner, Nasca, Cantara, Dintino and Polino and Ms. Monti, had 13.83, 11.58, 10.08, 7.75, 0.58, 1.25, 2.92 and 8.42 years of credited service, respectively, under the Retirement Plan.

     Supplemental Executive Retirement Plan. First Niagara Bank intends to adopt a non-tax qualified supplemental executive retirement plan for the benefit of certain executive officers. It is anticipated that Messrs. Kolkmeyer, Berner, and Ms. Monti will be participants in this plan. The supplemental executive retirement plan is expected to provide a supplemental retirement income benefit in an annual amount targeted to approximately 60% of the projected annual salary and bonus of the executive at the normal retirement age of 65, reduced by certain employer-provided benefits under First Niagara Bank's tax-qualified and non-qualified retirement plans and 50% of the employee's social security benefits. First Niagara Bank may establish a trust to hold the assets of the plan but is not required to do so.

         Stock Benefit Plans. The Board has adopted the 1999 Stock Option Plan for directors, officers and employees and the 1999 Recognition and Retention Plan for directors, officers and employees, which were approved by stockholders at the 1999 Annual Meeting. The Board has also adopted the 2002 Long-Term Incentive Stock Benefit Plan for outside directors and employees, which was approved by stockholders at the 2002 Annual Meeting.

         Set forth below is certain information regarding options granted to the Named Executive Officers during 2003.

===============================================================================================================================
                                          OPTION GRANTS IN LAST FISCAL YEAR
===============================================================================================================================
                                                  Individual Grants
-------------------------------------------------------------------------------------------------------------------------------
                                         Percent of Total
                                        Options Granted to                                              Grant Date Present
      Name           Options Granted   Employees in FY 2003   Exercise Price       Expiration Date            Value
-------------------------------------------------------------------------------------------------------------------------------
William E. Swan           35,200                6.0              $13.28                5/21/13                $151,166(1)
Paul J. Kolkmeyer     19,300/100,000           20.4             13.28/14.74        5/21/13-12/17/13      82,884(1)/485,070(2)
G. Gary Berner            12,400                2.1               13.28                5/21/13                 53,252(1)
Kathleen P. Monti         11,400                2.0               13.28                5/21/13                 48,957(1)
David J. Nasca            12,000                2.1               13.28                5/21/13                 51,534(1)
Daniel E. Cantara          9,800                1.7               13.28                5/21/13                 42,086(1)
===============================================================================================================================

_______________________________
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 33.3%; risk free rate of return of 2.81%; dividend yield of 1.51%; and a 6.5 year option life.
(2) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 32.5%; risk free rate of return of 3.67%; dividend yield of 1.63%; and a 6.5 year option life.

     Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2003. No options were exercised by the Named Executive Officers during 2003.

====================================================================================================================
                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR-END OPTION VALUES (1)
--------------------------------------------------------------------------------------------------------------------
                                                              Number of                        Value of
                           Shares                            Options at                  In-The-Money Options
                          Acquired                            Year-End                      at Year-End(2)
                            Upon        Value      -----------------------------------------------------------------
         Name             Exercise     Realized      Exercisable/Unexercisable(#)     Exercisable/Unexercisable($)
--------------------------------------------------------------------------------------------------------------------
Paul J. Kolkmeyer            0            $--              264,118/232,870               $2,862,626/1,214,937
G. Gary Berner               0            $--              184,535/97,273                 $1,996,198/885,785
Kathleen P. Monti            0            $--              188,678/91,107                 $2,048,838/841,191
David J. Nasca               0            $--               33,299/39,976                  $348,496/270,057
Daniel E. Cantara            0            $--               36,405/71,150                  $268,912/400,386
====================================================================================================================

____________________________________

(1) The above table excludes 797,769 options with a market value $8,641,172 at August 30, 2003 for William E. Swan which became exercisable upon his death in August 2003. Such options expire in August 2004 in accordance with plan provisions.
(2) Equals the difference between the aggregate exercise price of the options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 2003, at which date the last trade price of the Common Stock as quoted on the Nasdaq National Market was $14.97.

Stock Performance Graph

     Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning December 31, 1998 as reported by the Nasdaq National Market, through December 31, 2003,
(b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the cumulative total return of publicly traded thrifts over such period. The Company did not utilize the SNL Mutual Holding Company Index as a comparative measure as it has in prior proxy statements since the Company is no longer in the mutual holding company structure. In lieu thereof, the Company utilizes the SNL Thrift Index as a comparative measure. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.


     [THE FOLLOWING WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                                    Period Ending
                                             ----------------------------------------------------------------
Index                                        12/31/98   12/31/99   12/31/00   12/31/01   12/31/02    12/31/03
-------------------------------------------------------------------------------------------------------------
First Niagara Financial Group, Inc.            100.00     101.37     110.16     175.92     278.00      419.07
Nasdaq - Total US                              100.00     185.95     113.19      89.65      61.67       92.90
SNL Thrift Index                               100.00      81.69     130.44     139.42     166.32      235.45

Section 16(a) Beneficial Ownership Reporting Compliance

     The Common Stock is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2003.

Transactions With Certain Related Persons

     Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to directors and executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which rate is the same as available to all employees. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to First Niagara Bank. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and the FDIC Regulation O.

--------------------------------------------------------------------------------
                  PROPOSAL II - RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Company's independent auditors for the year ended December 31, 2003 were KPMG. The Audit Committee of the Board has approved the engagement of KPMG to be the Company's auditors for the year ending December 31, 2004, subject to the ratification of the engagement by the Company's stockholders at this Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG is not required by the Company's bylaws or otherwise. However, the Board is submitting the selection of the independent auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Fees Paid to KPMG

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG during 2003 and 2002:

     Audit Fees. The aggregate fees billed to the Company by KPMG for professional services rendered by KPMG for the audit of the Company's annual financial statements, review of the financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by KPMG in connection with statutory and regulatory filings and engagements was $206,000 and $325,000 during the years ended December 31,

2003 and 2002, respectively. The increased level of audit fees in 2002 relate to work performed by KPMG in connection with the Company's second-step stock offering, including comfort letters and consents, and amounted to $175,000.

     Audit Related Fees. The aggregate fees billed to the Company by KPMG for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in "Audit Fees," above, was $110,000 and $29,500 during the years ended December 31, 2003 and 2002, respectively. These services are related to the audit of the Company's employee benefit plans, accounting research and for 2003 includes $70,000 paid to KPMG by the Company's legal counsel to assist in a review following the death of the Company's president.

     Tax Fees. The aggregate fees billed to the Company by KPMG for professional services rendered by KPMG for tax compliance, tax advice and tax planning was $183,625 and $108,125 during the years ended December 31, 2003 and 2002, respectively. These services primarily included the review of tax returns and quarterly tax provisions and due diligence related to the Company's acquisitions in 2003 and 2002.

     All Other Fees. The aggregate fees billed to the Company by KPMG that are not described above was $52,087 for management advisory services during the year ended December 31, 2002. There were no "Other Fees" billed to the Company by KPMG for 2003.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to report to the full Audit Committee quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Required Vote and Recommendation of the Board

     In order to ratify the appointment of KPMG as independent auditors for the 2004 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE RATIFICATION OF KPMG AS INDEPENDENT AUDITORS

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, no later than December 3, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

--------------------------------------------------------------------------------
                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING
--------------------------------------------------------------------------------

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of the Company not less than ninety days prior to the date fixed for such meeting, however, that in the event that less than one hundred days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which next year's annual meeting of stockholders is expected to be held is May 3, 2005. Advance written notice for certain business, or nominations to the Board, to be brought before the next Annual Meeting must be given to the Company by February 2, 2005. If notice is received after February 2, 2005, it will be considered untimely, and the Company will not be required to present the matter at the stockholders meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The Audit Committee Report, the Report of the Compensation Committee on Executive Compensation and the stock performance graph included in this proxy statement shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference. The Audit Committee Report shall not otherwise be deemed filed under such Acts.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist the Company in the solicitation of proxies for the Annual Meeting, for a fee of $6,500, plus out-of-pocket expenses.

     AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO CHRISTOPHER J. THOME, ASSISTANT VICE PRESIDENT, REPORTING AND INVESTOR RELATIONS MANAGER, 6950 SOUTH TRANSIT ROAD, P.O. BOX 514, LOCKPORT, NEW YORK, 14095-0514 OR CALL (716) 625-7645.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Robert N. Murphy
                                      Robert N. Murphy
                                      Corporate Secretary
Lockport, New York
April 2, 2004

                                                                 ---------------
                                                                  ATTACHMENT A
                                                                 ---------------

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

================================================================================

I.   PURPOSE

The primary function of the Audit Committee (the Committee) is to assist the Board of Directors (the Board) in fulfilling its oversight responsibilities with respect to First Niagara Financial Group, Inc. and subsidiaries (collectively, the Company) by reviewing:

     o The integrity of the financial statements of the Company and other significant written financial information provided by the Company to any governmental body or the public;

     o    The Company's auditing, accounting and financial reporting processes;

     o    The independent auditors' qualifications and independence;

     o The performance of the Company's internal audit function and independent auditors;

     o The Company's systems of internal controls regarding asset/liability management, lending, finance, deposit services, legal compliance and ethics; and

     o    Compliance by the Company with legal and regulatory requirements.

Consistent with this function, the Committee should encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. More specifically, the Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     o Review and appraise the audit efforts of the Company's independent auditors and internal audit department; and

     o Provide an open avenue of communication among the independent auditors, senior management, the internal audit department, and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

The Committee shall be comprised of four or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the Securities and Exchange Commission and the listing standards of the Nasdaq. Directors should be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall qualify as a financial expert. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board on the recommendation of the Governance Committee at the annual meeting of the Board and shall serve until their successors shall be duly elected. The Chair of the Audit Committee shall be elected by the Board of Directors. Audit Committee members may be replaced by the Board.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

================================================================================

III. MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate.

The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. At the beginning of the year, the Audit Committee Chair will establish a schedule of agenda subjects to be discussed during the year.

The Committee should meet quarterly with the CEO, the CFO, the independent auditors, and the Internal Auditor in separate executive sessions to discuss any matters that the Committee or each of these parties believes should be discussed privately.

The Chair of the Committee should report quarterly (or more frequently as the Committee meets) to the Board on significant results of the foregoing activities.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall (by major area of oversight responsibility):

Documents/Reports Review
------------------------

     o Review the Company's quarterly and annual SEC filings including the financial statements, Management Discussion & Analysis information and management certifications with the CFO, CEO, the independent auditors, and the Internal Auditor;

     o Review earnings press releases and information provided to analysts and rating agencies;

     o Review reports or other financial information, as deemed necessary and appropriate, prior to submission to the governmental body, or the public, including the certification, report, opinion, or review rendered by the independent auditors;

     o Review with the independent auditors and the Internal Auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

     o Review the internal audit function of the Company, including the independence and authority of its reporting obligations and the annual audit plan. Periodically review the progress of internal audit relating to the audit plan and ensure that necessary adjustments to the audit plan are made as the business of the Company changes throughout the year;

     o Review internal audit reports to management prepared by the internal audit department and management's response;

     o Review and concur in the appointment, performance, reassignment or dismissal when circumstances warrant of the Internal Auditor; and

     o Review and update this Charter and the Internal Auditing Charter, at least annually, or as conditions dictate.

Independent Auditors
--------------------

     o Have the sole authority to appoint or replace the independent auditors (subject to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee;

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

================================================================================

     o Approve all audit and non-audit services to be performed by the independent auditors prior to the performance of that work. Such pre-approval may be pursuant to pre-approval procedures adopted by the Committee (attached, Schedule A - Pre-Approval Policy), including pursuant to pre-approval authority delegated to a member of the Committee (provided that any service pre-approved pursuant to delegated authority is reported to the Committee at its next meeting).

     o On an annual basis, review and discuss with the independent auditors all significant relationships the independent auditors have with the Company to determine independence; and

     o At least annually, obtain and review a report by the independent auditor describing the firm's internal quality control procedures, any material issues raised by the most recent internal quality control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the firm, and any steps taken to deal with any such issues; and

     o Periodically consult with the independent auditors and the Internal Auditor without the presence of management about internal controls and the completeness and accuracy of the Company's financial statements. The Committee should consider the independent auditors' judgement about the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting.

Financial Reporting Process
---------------------------

     o In consultation with the independent auditors and the Internal Auditor, review the integrity of the Company's financial reporting processes, both internal and external. The review should include the adequacy and effectiveness of the accounting and financial controls of the Company, and should set forth recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

     o Inquire of management, the independent auditors, and the Internal Auditor about significant risks or exposures and assess the steps management has taken to minimize such risks;

     o Receive written representations from management as to the integrity of the Company's internal controls and financial reporting systems and the conformity of the Company's financial statements with generally accepted accounting principles appropriate in the circumstances;

     o Inquire as to the independent auditors views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are in accordance with generally accepted accounting principles; and

     o Review with the independent auditor any problems or difficulties in connection with the audit and management's response, review the independent auditor's attestation and report on management's internal control report, and hold timely discussions with the independent auditors regarding the following: (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatment, and the treatment preferred by the independent auditor; (iii) other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and (iv) an analysis of the auditor's judgment as to the quality of the Company's accounting principles, discussing significant reporting issues and judgments made in connection with the preparation of the financial statements;

     o Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management or internal audit.

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

================================================================================

Process Improvement
-------------------

     o Establish regular and separate systems of reporting to the Audit Committee by management, the independent auditors and internal audit regarding any significant judgements made in management's preparation of the financial statements and the appropriateness of such judgments;

     o Following completion of the annual audit, review separately with management, the independent auditors and internal audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; and

     o Review any significant disagreement among management, the independent auditors and internal audit in connection with the preparation of the financial statements.

Ethical and Legal Compliance
----------------------------

     o Review the Company's "Code of Ethics" and ensure that management has established a system to monitor and enforce such code;

     o Ensure that management has the proper review system in place to assure that the Company's financial statements, reports and other financial information that are disseminated to government organizations and the public satisfy all legal requirements;

     o Review legal and regulatory matters that may have a material impact on the Company's financial statements, related Company compliance policies, and programs and reports received from regulators;

     o Review with the Company's outside counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies; and

     o Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal audit.

Other Audit Committee Responsibilities
--------------------------------------

     o Annually submit a report of the Committee to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement;

     o Review, discuss, and assess its own performance as well as the Committee's role and responsibilities, seeking input from management, the Board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the Board for approval;

     o Establish procedures for the receipt, retention, and treatment of complaints regarding corporate accounting, internal accounting controls, and auditing matters;

     o Establish procedures for the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters;

     o    Review complaints received and the status of resolution of complaints.

     o Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate. The Committee is authorized to access internal and external resources, as the Committee requires, to carry out its responsibilities;

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

================================================================================

     o Form and delegate authority to subcommittees consisting of two or more members when appropriate, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

     o The Audit Committee will review and approve all related-party transactions in accordance with and as required by the Nasdaq listing standards.

V.   LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are presented fairly in all material respects and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS        Please
Please complete and date this proxy and                  Mark Here
return it promptly in the enclosed                       for Address      [ ]
postage-paid envelope.                                   Change or
                                                         Comments
                                                         SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. The election as a director of the nominees listed below (except as marked to the contrary below) for a three-year term:

   Nominees:
                                        FOR     WITHHELD
   01 Gordon P. Assad                   [ ]        [ ]
   02 John J. Bisgrove, Jr.
   03 Daniel W. Judge
   04 Louise Woerner

(INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below.)

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
                                                FOR     AGAINST    ABSTAIN

2.  The ratification of the appointment         [ ]       [ ]       [ ]
    of KPMG LLP as independent auditors
    for the year ending December 31,
    2004.

         Check Box if You Plan to Attend the Annual Meeting         [ ]

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting of Stockholders and of a Proxy Statement, dated April 2, 2004.

Signature _________________ Signature ___________________ Date _________________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
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                           /\ FOLD AND DETACH HERE /\


                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------            --------------------------------          -------------------------------
      Internet                                     Telephone                                     Mail
http://www.eproxy.com/fnfg                       1-800-435-6710                     Mark, sign and date your proxy
Use the Internet to vote your      OR     Use any touch-tone telephone to     OR       card and return it in the
proxy. Have your proxy card in            vote your proxy. Have your proxy               enclosed postage-paid
hand when you access the web site.        card in hand when you call.                          envelope.
------------------------------            --------------------------------          -------------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                      FIRST NIAGARA FINANCIAL GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 4, 2004

    The undersigned hereby appoints the official proxy committee of the Board of Directors of First Niagara Financial Group, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York on May 4, 2004, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

    THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE IN ITS DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

                (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


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                           /\ FOLD AND DETACH HERE /\

You can now access your First Niagara Financial Group, Inc. account online.

Access your First Niagara Financial Group, Inc. stockholder account online via Investor ServiceDirect(R) (ISD).

Mellon Investor Services LLC, Transfer Agent for First Niagara Financial Group, Inc., now makes it easy and convenient to get current information on your stockholder account.

o View account status                   o View payment history for dividends
o View certificate history              o Make address changes
o View book-entry information           o Obtain a duplicate 1099 tax form
                                        o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
          For Technical Assistance Call 1-877-978-7778 between 9am-7pm
                           Monday-Friday Eastern Time


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